Exhibit 99.1

AOS Announced $150 Million Sale of a Portion
of its Equity Interest in CQJV

SUNNYVALE, California, July 14, 2025 - Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL) announced today that it has entered into an equity transfer agreement with a strategic investor to sell approximately 20.3% of outstanding equity interest of AOS’s joint venture of power semiconductor packaging, testing and 12-inch wafer fabrication facility located in Chongqing, China (“CQJV”). Pursuant to the equity transfer agreement, the investor agrees to pay AOS an aggregate cash consideration of $150 million for such equity interest, which will be paid in four installments, subject to satisfactions of certain conditions. AOS expects to close the proposed sale prior to the end of 2025. Prior to this sale, AOS owned approximately 39.2% of CQJV and the proposed sale represents approximately half of AOS’s holding. Based on the valuation of this sale, on a GAAP basis, AOS expects to recognize an impairment charge on the equity investment in CQJV for the quarter ended June 30, 2025, and expects to proforma out such impairment charge on a non-GAAP basis.

The sale will provide additional and significant capital for AOS to continue investment in technology, R&D projects and acquisition of assets complimentary to our business operations, which will facilitate and accelerate our efforts to develop and distribute innovative and diverse power semiconductor products to customers worldwide. Importantly, the sale does not impact our ongoing business relationship with CQJV, and we will continue to enjoy access to CQJV’s wafer manufacturing and assembly and test capacity provided under existing agreements, as well as protection for our proprietary technology and intellectual property.

“Our longstanding partnership with CQJV remains strong and continues to play an important role in our supply chain. Today’s sale is consistent with the monetization path we outlined years ago and demonstrates our commitment to the ongoing value creation for our shareholders. By realizing a portion of the value we have built with CQJV, we can reinvest in the people, tools, and intellectual property that expand our product portfolio, while preserving the supply partnership that underpins our growth strategy.” said Mr. Stephen Chang, Chief Executive Officer of AOS.

Needham & Company acted as the exclusive financial advisor to AOS in the transaction. ROTH Capital Partners provided a fairness opinion to the Special Committee of the Board of Directors of AOS.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements regarding sale of equity interest in the CQJV transaction, closing of equity transfer agreement, timing of installment payments, use of proceed from sale of equity interest and anticipated impairment charge. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the state of semiconductor industry and seasonality of our markets; decline of PC markets; our lack of control over the joint venture in China; difficulties and challenges in executing our diversification strategy into different market segments; ordering pattern from distributors and seasonality; changes in regulatory environment, including tariff and trade policies; our ability to introduce or develop new and enhanced products that achieve market acceptance; government policies on our business operations in China; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed by AOS with the SEC and other periodic reports we filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.